Exhibit 99.1

ZENDESK TO BE ACQUIRED BY INVESTOR GROUP LED BY HELLMAN & FRIEDMAN AND PERMIRA FOR $10.2 BILLION

Shareholders to receive $77.50 per share in cash

Zendesk to become a privately held company upon completion of the transaction

SAN FRANCISCO – June 24, 2022 – Zendesk, Inc. (NYSE: ZEN) today announced it has entered into a definitive agreement to be acquired by an investor group led by leading global investment firms Permira and Hellman & Friedman LLC (“H&F”) in an all-cash transaction that values Zendesk at approximately $10.2 billion. Under the terms of this agreement, Zendesk shareholders will receive $77.50 per share. The offer represents a premium of approximately 34% over Zendesk’s closing stock price on June 23, 2022, the last full trading day prior to this announcement.

“This is the start of a new chapter for Zendesk with partners that are aligned with the strength of our agile products and talented team, and are committed to providing the resources and expertise to continue our growth trajectory,” said Mikkel Svane, founder, chairman and CEO, Zendesk. “With Hellman & Friedman and Permira’s support, we’ll continue to execute on our long-term strategy with our customers as our top priority, taking full advantage of the opportunity we see to help businesses navigate the ever changing expectations and demands of their customers.”

“The Board conducted an extensive strategic review over a three month period, receiving an actionable offer from Hellman & Friedman and Permira after the termination of our formal process,” said Carl Bass, lead independent director, Zendesk. “This transaction provides certainty of value for our shareholders at a significant premium to Zendesk’s trading price. The extensive strategic review process included the evaluation of both standalone and transactional alternatives and considered a range of factors including current and anticipated market conditions, business momentum and long-term outlook. During this period, we also worked constructively with major shareholders. The Board concluded that this transaction was the best alternative and the Board voted unanimously to support this transaction.”

“Zendesk has reimagined customer service software and empowers businesses to transform how they communicate with their customers in an increasingly digital world. We believe Zendesk is uniquely positioned to enable meaningful interactions and deliver compelling business outcomes across any channel,” said Ryan Lanpher, Partner at Permira. “We look forward to partnering with Zendesk’s management team and talented employees to help them accelerate product innovation and achieve their growth ambitions,” added Brian Ruder, Partner and Co-Head of Technology at Permira.

“Over the past 15 years, Zendesk has revolutionized how companies serve their customers and has become a leading platform within the customer experience ecosystem. We deeply believe in the company’s growth opportunity as it continues to help businesses across the world delight their customers,” said Tarim Wasim, Partner at Hellman & Friedman. “We see tremendous value in Zendesk’s platform and ability to grow at scale. Its intuitive yet powerful offering serves over 100,000 companies, ranging from the smallest businesses to the largest enterprises,” added Stephen Ensley, Partner at Hellman & Friedman.

Transaction Details

In addition to Hellman & Friedman and Permira, the investor group includes a wholly-owned subsidiary of the Abu Dhabi Investment Authority (ADIA), and GIC.

The transaction, which has been unanimously approved by Zendesk’s Board of Directors, is expected to close in the fourth quarter of this year and is subject to customary closing conditions, including Zendesk stockholder approval. Hellman & Friedman and Permira have arranged for debt and equity financing commitments for the purpose of financing the transaction. Upon closing of the transaction, Zendesk will operate as a privately-held company.

Advisors

Qatalyst Partners and Goldman Sachs & Co. LLC are serving as financial advisors to Zendesk in connection with the proposed transaction. Wachtell, Lipton, Rosen & Katz is serving as Zendesk’s legal advisor.

Morgan Stanley & Co. LLC is serving as financial advisor to the investor group. Fried, Frank, Harris, Shriver & Jacobson LLP is serving as M&A counsel to the investor group and to Permira. Simpson Thacher & Bartlett LLP is serving as financing counsel to the investor group. Kirkland & Ellis LLP is serving as counsel to Hellman & Friedman.

About Zendesk

Zendesk started the customer experience revolution in 2007 by enabling any business around the world to take their customer service online. Today, Zendesk is the champion of great service everywhere for everyone, and powers billions of conversations, connecting more than 100,000 brands with hundreds of millions of customers over telephony, chat, email, messaging, social channels, communities, review sites and help centers. Zendesk products are built with love to be loved. The company was conceived in Copenhagen, Denmark, built and grown in California, taken public in New York City, and today employs more than 6,000 people across the world. Learn more at www.zendesk.com.

About Hellman & Friedman

Hellman & Friedman is a preeminent global private equity firm with a distinctive investment approach focused on a limited number of large-scale equity investments in high quality growth businesses. H&F seeks to partner with world-class management teams where its deep sector expertise, long-term orientation and collaborative partnership approach enable companies to flourish. H&F targets outstanding businesses in select sectors including software & technology, financial services, healthcare, consumer & retail, and other business services.

Since its founding in 1984, H&F has invested in over 100 companies. The firm is currently investing its tenth fund, with $24.4 billion of committed capital, and has over $85 billion in assets under management as of March 31, 2022. Learn more about H&F’s defining investment philosophy and approach to sustainable outcomes at www.hf.com.

About Permira

Permira is a global investment firm that backs successful businesses with growth ambitions. Founded in 1985, the firm advises funds with total assets under management of US$65bn+ and makes long-term majority and minority investments across two core asset classes, private equity and credit. The Permira private equity funds have made approximately 300 private equity investments in four key sectors: Technology, Consumer, Healthcare and Services. Permira employs over 450 people in 16 offices across the United States, Europe and Asia.

The Permira funds have an extensive track record in technology investing, having invested US$15.4 billion in 48 companies across SaaS, cybersecurity, digital commerce, fintech and online marketplaces. The Permira funds have previously backed and helped scale some of the largest and fastest-growing technology businesses globally, including Clearwater Analytics, G2, Genesys, Informatica, Klarna, Mimecast, McAfee, Seismic and TeamViewer.

For more information, visit www.permira.com or follow the company on LinkedIn or Twitter.

Contacts

Zendesk Investor Contact:

Jason Tsai, +1 415-997-8882

ir@zendesk.com

Zendesk Media Contacts:

Stephanie Barnes, +1 415-722-0883

press@zendesk.com

John Christiansen +1 415-618-8750

Zachary Tramonti +1 617-546-4250

FGS Global

Zendesk-SVC@sardverb.com

H&F:

Winnie Lerner

+1 917-375-5652

Permira:

Nina Suter

Nina.Suter@permira.com

+44 207 9594037

James Williams

james.williams@permira.com

+44 774 7006407

OR

Megan Bouchier +1 415-595-0651

Julie Rudnick +1 347-563-8203

Additional Information and Where to Find It

This communication relates to the proposed transaction involving Zendesk, Inc. (“Zendesk”). In connection with the proposed transaction, Zendesk will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Zendesk’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Zendesk may file with the SEC and send to its stockholders in connection with the proposed transaction. The proposed transaction will be submitted to Zendesk’s stockholders for their consideration. Before making any voting decision, Zendesk’s stockholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction.

Zendesk’s stockholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Zendesk, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Zendesk, Inc., 989 Market Street, San Francisco, CA 94103, Attention: Investor Relations, email: ir@zendesk.com, or from Zendesk’s website www.zendesk.com.

Participants in the Solicitation

Zendesk and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Zendesk’s directors and executive officers is available in Zendesk’s Annual Report on Form 10-K/A, which was filed with the SEC on May 2, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the proposed transaction as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected, including regarding the proposed transaction. Factors leading thereto may include, without limitation, the risks related to Ukraine conflict or the COVID-19 pandemic on the global economy and financial markets; the uncertainties relating to the impact of the Ukraine conflict or the COVID-19 pandemic on Zendesk’s business; economic or other conditions in the markets Zendesk is engaged in; impacts of actions and behaviors of customers, suppliers and competitors; technological developments, as well as legal and regulatory rules and processes affecting Zendesk’s business; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction; the possibility that Zendesk stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Zendesk’s common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Zendesk to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; the risk the pending proposed transaction could distract management of Zendesk; and other specific risk factors that are outlined in Zendesk’s disclosure filings and materials, which you can find on www.zendesk.com, such as its 10-K, 10-Q and 8-K reports that have been filed with the SEC. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of these materials, and Zendesk assumes no obligation to update any written or oral forward-looking statement made by Zendesk or on its behalf as a result of new information, future events or other factors, except as required by law.